SUB-ITEM 77D


The Massachusetts Investors Growth Stock Fund modified disclosure with respect to an investment policy of the Fund in the Principal Investment Policies and Strategies section, as described in the prospectus contained in Post-Effective Amendment No. 79 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange
Commission via EDGAR on January 27, 2006, under Rule 485 under the
Securities Act of 1933. Such description is incorporated herein by reference.



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